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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Texas Utilities Company:

We consent to the incorporation by reference in Registration Statement No. 33-48880 on Form S-8 of our report dated September 21, 1994, appearing in this Annual Report on Form 11-K of the Deferred and Incentive Compensation Plan of the Texas Utilities Company System for the year ended June 30, 1994.



/s/ Deloitte & Touche LLP

Dallas, Texas
September 21, 1994

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